Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 2019 relating to the financial statements of ATC Group Partners LLC and its subsidiaries, appearing in the Current Report on Form 8-K/A of Atlas Technical Consultants, Inc. filed on March 16, 2020.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

November 30, 2020